EXHIBIT 99.2


                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of Bel Fuse Inc (the "Company") on Form 10-Q for the quarter ended March 31, 2003 filed with the Securities and Exchange Commission (the "Report"), I, Colin Dunn, Vice President of Finance of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002 that:

(1) The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934;and

(2) The information contained in the Report fairly presents, in all material respects, the consolidated financial condition of the Company as of the dates presented and consolidated result of operations of the Company for the period presented.

Dated: May 12, 2003

                                      By: /s/ Colin Dunn
                                          -------------------------------------
                                          Colin Dunn, Vice President of
                                          Finance



This certification has been furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. A signed original of this written statement required by Section 906 has been provided to Bel Fuse Inc. and will be retained by Bel Fuse Inc. and furnished to the Securities and Exchange Commission or its staff upon request.